Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 (SEC File No.
333-2053636) of our report dated March 19, 2025, on our audit of the consolidated financial statements of
CB Financial Services, Inc. as of and for the year ended December 31, 2024 and 2023, which report is included in
CB Financial Services, Inc.’s Annual Report on Form 10-K.

/s/ Forvis Mazars, LLP

Pittsburgh, Pennsylvania
March 19, 2025